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                                                                 Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements (Forms S-8) and related prospectuses of the Digital Equipment Corporation 1976 and 1985 Restricted Stock Option Plans (No. 33-970), 1990 Equity Plan (No. 33-37631), 1990 Stock Option Plan for Nonemployee Directors (No. 33-37628), 1968 Employee Stock Purchase Plan (No. 33-56477) and 1981 International Employee Stock Purchase Plan (No. 33-56479) and the Registration Statement on Form S-3 (No. 33-51987) and related prospectuses, of our reports dated July 31, 1995 on our audits of the consolidated financial statements and financial statement schedule of Digital Equipment Corporation as of July 1, 1995, and July 2, 1994 and for each of the three fiscal years in the period ended July 1, 1995, which reports are incorporated by reference or included in this Annual Report on Form 10-K.

                                        /s/Coopers & Lybrand L.L.P.

                                           COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
September 22, 1995